Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Timothy J. FitzGerald, Vice President, Chief Financial Officer and Secretary (principal financial officer) of The Middleby Corporation (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 28, 2003 of the Registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly represents, in all material aspects, the financial condition and results of operations of the Registrant.

Date: August 8, 2003

/s/ Timothy J. FitzGerald
Timothy J. FitzGerald

NOTE: A signed original of this written statement required by Section 906 has been provided to The Middleby Corporation and will be retained by The Middleby Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by law, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.